UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2017

PERNIX THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 North Park Place, Suite 201, Morristown, NJ		07960
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 793-2145

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Third Supplemental Indenture

On December 29, 2017, Pernix Therapeutics Holdings, Inc. (the “Company”) and U.S. Bank National Association, as trustee, entered into a third supplemental indenture (the “Third Supplemental Indenture”) to that certain indenture dated as of August 19, 2014, as amended and supplemented from time to time (the “Senior Secured Notes Indenture”) with the consent of the holders of a majority in aggregate principal amount of its outstanding 12.0% Senior Secured Notes due 2020 issued under the Senior Secured Notes Indenture. The Third Supplemental Indenture amends the Senior Secured Notes Indenture to clarify the definition of “Net Sales”, as such term is defined in the Senior Secured Notes Indenture.

The foregoing description of the Third Supplemental Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the document which is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Third Supplemental Indenture, dated December 29, 2017, by and among Pernix Therapeutics Holdings, Inc., and U.S. Bank National Association, as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2017

PERNIX THERAPEUTICS HOLDINGS, INC.

By:	/s/ John A. Sedor
Name:	John A. Sedor
Title:	Chief Executive Officer

EXHIBIT LISTING

Exhibit No.	Description

4.1	Third Supplemental Indenture, dated December 29, 2017, by and among Pernix Therapeutics Holdings, Inc., and U.S. Bank National Association, as trustee.